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Duke Energy Progress Energy

Stakeholder Progress on Key Milestones Filed Approved
Shareholder
Received shareholder approvals on August 23, 2011
Department of Justice
(DOJ)
The parties have met their obligations under the Hart-Scott-Rodino Act (HSR)
Waiting Period
Expired
Federal Communications
Commission (FCC)
Received approval of Assignment of Authorization filings on July 27, 2011
On January 5, 2012, approval extended by FCC through July 12, 2012
Federal Energy Regulatory
Commission (FERC)
Received conditional approval of the revised market power mitigation plan, the Joint Dispatch
Agreement (JDA) and the Joint Open-Access Transmission Tariff (OATT)  on June 8, 2012
Expect to submit final compliance filings required by FERC  within 15 days of June 8, 2012
Nuclear Regulatory
Commission (NRC)
Received approval of indirect transfer of Progress Energy licenses on December 2, 2011
North Carolina
Filed merger approval application on April 4, 2011
NC Public Staff filed settlement agreement on September 2, 2011; companies signed settlement with
South Carolina Office of Regulatory Staff, a party to the NC docket, on September 6, 2011
Hearings held September 20-22, 2011
Filed advance notice regarding revised market power mitigation plan on February 22, 2012
Updated settlement agreement with NC Public Staff filed on May 8, 2012
South Carolina
Submitted merger-related filings on April 25, 2011
Hearing to approve joint dispatch agreement held December 12, 2011
Filed a letter  with the SC Public Service Commission regarding merger-related commitments made to
SC Office of Regulatory Staff on May 16, 2012
Kentucky
Received Kentucky Commission approval on October 28, 2011
STATUS OF MERGER FILINGS
(As of June 11, 2012)
1
JDA/OATT
Merger
Final
Compliance
Filing
EXHIBIT 99.2